EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Decorize, Inc. (the “registrant”) on Form 10-K for the year ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Stephen R. Crowder and Daniel F. Graham, President and Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

September 26, 2008

/s/ Stephen R. Crowder

Stephen R. Crowder
President and Chief Executive Officer

/s/ Daniel F. Graham

Daniel F. Graham
Chief Financial Officer